Bar Harbor Bankshares Reports Record Fourth Quarter Revenues
BAR HARBOR, MAINE - January 28, 2020 -- Bar Harbor Bankshares (NYSE American: BHB) reported fourth quarter 2019 net income of $4.2 million, or $0.27 per share, compared to $5.0 million, or $0.32 per share, in the prior quarter and $7.6 million or $0.49 per share in the fourth quarter of 2018. The non-GAAP measure of core earnings in the fourth quarter 2019 increased 20% to $8.8 million, or $0.56 per share, from $7.3 million, or $0.47 per share in the prior quarter and decreased from $9.2 million, or $0.59 per share in the fourth quarter of 2018. On October 25, 2019, the Company completed the previously announced acquisition of eight branches within Central Maine and closed five branches effective December 31, 2019, as part of its strategic review. During the quarter the Company recorded non-core charges totaling $0.29 per share after-tax, primarily related to the one-time costs associated with the acquisition and balance sheet optimization initiatives that were part of the strategic review.

FOURTH QUARTER FINANCIAL HIGHLIGHTS (compared to prior quarter, unless otherwise noted):

•	98% loan to deposit ratio, improved from 103%

•	6% increase in total revenue to $31.9 million

•	20 basis point expansion in net interest margin to 2.95%

•	0.44% non-performing loans to total loans, down from 0.65%

•	Called higher cost subordinated debt and replaced with upsized issuance

President and Chief Executive Officer, Curtis C. Simard stated, “We finished the year with what I can only classify as judicious and efficient execution on all fronts. This includes repositioning the Company’s balance sheet, expanding our footprint within Central Maine and affirming our profitability strategies. Our strong performance and the recalibration of the balance sheet increased core return on assets to 0.96% for the quarter. In the fourth quarter, we achieved record revenues from higher interest and fee income, as well as lower cost of funds resulting from the expansion of our franchise.”

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Mr. Simard continued, “We completed several initiatives in the fourth quarter that reduced our cost of funds while improving interest rate risk and overall capital positions. Following the completion of the Central Maine branch acquisition, the Company used the net deposit proceeds to extinguish approximately $140 million of higher cost FHLB borrowings. Shortly thereafter, given the change in our balance sheet profile and funding needs, we terminated $90 million in interest rate caps related to rolling three-month FHLB borrowings. The losses from the caps were reclassified from other comprehensive income to earnings, with no further dilution to equity. We also completed a $40 million subordinated debt issuance which replaced $22 million of higher cost subordinated notes called earlier in the quarter. The offering was more than two times oversubscribed, driven by one of the most effective executions for 2019, and presented an opportunity to upsize the deal. It’s this level of interest in our Company and belief in our long-term strategy that will allow us to continue building franchise value for our shareholders.”

Mr. Simard went on to say, “Our loan origination teams continue to adhere to our disciplined underwriting practices and selectively pursue those opportunities that are accretive to our profitability metrics. This resulted in originations that kept relative pace with loan payoffs as we remixed the balance sheet and curtailed growth in lower yielding assets. In addition we exited certain non-performing loans further improving our non-performing loans to total loans to 0.44%. Implementation of all of these strategies, along with additional investment remixes that started in the third quarter resulted in net interest margin expanding 20 basis points in the fourth quarter, despite the current rate environment.”

Mr. Simard concluded, “Our efforts these past few quarters have positioned us well for 2020 and will move us towards our stated goals of higher quality earnings and capital growth with continued focus on our customers and relationships which are driving current momentum.”

FINANCIAL CONDITION
Total assets increased in the fourth quarter 2019 by $56.7 million to $3.7 billion primarily due to loans, goodwill and other intangible assets recorded from the branch acquisition. Securities available for sale declined $12.4 million as the Company both de-levered and remixed the investment portfolio as part of the strategic review. Loans in the fourth quarter grew by $63.8 million as acquired balances of $100.8 million were recorded and principally offset by run-off in jumbo residential loans of $14.2 million and two commercial relationships of $17.2 million that paid-off during the quarter. Mortgage growth on-balance sheet was curtailed as the secondary market platform was leveraged for fee income given the current rate environment. Non-maturity deposits increased by $172.2 million in the quarter including acquired balances, net of any year-end seasonal dips in demand deposit balances. Cash proceeds received from the acquisition were used to

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pay off approximately $140.0 million of higher cost FHLB borrowings during the quarter. Longer term subordinated borrowings increased by $17.0 million as existing notes at higher rates were called and opportunistically replaced with an upsized $40.0 million private placement issued in November 2019. The loan to deposit ratio improved to 98% in the fourth quarter 2019 compared to 103% in the prior quarter as a result of the branch acquisition.

Non-accruing loans in the fourth quarter 2019 decreased $5.1 million primarily due to one commercial real estate relationship that was settled with a $530 thousand recovery. The settlement also contributed to the improvement of the non-performing loans to total loans ratio to 0.44% from 0.65% in the prior quarter. The increase in 30-day past due accounts for the quarter is attributable to the payment schedules and calendar dates.

The Company’s book value per share was $25.48 at year-end 2019 compared with $25.37 at the end of the third quarter 2019 and $23.87 at year-end 2018. Tangible book value per share was $17.30 compared to $18.49 at the end of the third quarter and $16.94 at year-end 2018, with the decrease during the quarter reflecting the goodwill and intangibles recorded from the branch acquisition. Excluding the impact from the acquisition, tangible book value per share increased to $18.62; an increase of 10% annualized from the third quarter 2019 and for the year.

RESULTS OF OPERATIONS
Net income in the fourth quarter 2019 was $4.2 million, or $0.27 per share, compared to $5.0 million, or $0.32 per share, in the prior quarter and $7.6 million, or $0.49 per share in the fourth quarter 2018. The non-GAAP measure of core earnings in the fourth quarter 2019 was $8.8 million or $0.56 per share, up 20% from $7.3 million or $0.47 per share in the previous quarter and down from $9.2 million or $0.59 per share in the fourth quarter 2018. Results in the fourth quarter included operations from the branch acquisition as of the October 25, 2019 effective date. Total revenue comprising of net interest income and total non-interest income increased to $31.9 million in the fourth quarter 2019 as compared to $30.1 million in the previous quarter and $29.7 million in the fourth quarter of 2018. Net interest income grew $1.7 million during the quarter primarily as a result of leveraging the low cost of deposits acquired to repay higher cost of funds. Net interest margin in the fourth quarter 2019 expanded 20 basis points due to the strategic initiatives previously discussed. Execution of these strategies improved cost of borrowings by 32 basis points on a quarter-over-quarter basis.

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Non-interest income was $7.8 million compared to $7.6 million for the third quarter 2019 and $7.4 million in the fourth quarter of 2018. The increase in the quarter was driven by trust and investment management fee income and customer services fees associated from the branch acquisition.

Non-interest expense increased to $26.8 million in the fourth quarter 2019 from $23.4 million in the prior quarter and $20.1 million in the fourth quarter of 2018. The increase in the quarter is primarily a result of a $700 thousand increase in occupancy costs related to the acquired properties and other costs associated with the acquisition and strategic review. The $3.2 million loss associated with the termination of the interest rate caps was reclassified from shareholders’ equity and included in acquisition, conversion and other expenses. The prior quarter included $2.2 million of branch optimization costs.

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BACKGROUND
Bar Harbor Bankshares (NYSE American: BHB) is the parent company of its wholly-owned subsidiary, Bar Harbor Bank & Trust. Founded in 1887, Bar Harbor Bank & Trust is a true community bank serving the financial needs of its clients for over 130 years. Bar Harbor provides full-service community banking with office locations in all three Northern New England states of Maine, New Hampshire and Vermont. For more information, visit www.barharbor.bank.

FORWARD LOOKING STATEMENTS
Certain statements under the heading "FOURTH QUARTER FINANCIAL HIGHLIGHTS" contained in this document that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended ("Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. When used in this earnings release the words "may," "will," "should," "could," "would," "plan," "potential," "estimate," "project," "believe," "intend," "anticipate," "expect," "target" and similar expressions are intended to identify forward-looking statements, but these terms are not the exclusive means of identifying forward-looking statements. These forward-looking statements are subject to significant risks, assumptions and uncertainties, including among other things, changes in general economic and business conditions, increased competitive pressures, changes in the interest rate environment, legislative and regulatory change, changes in the financial markets, and other risks and uncertainties disclosed from time to time in documents that the Company files with the Securities and Exchange Commission, including but not limited to those discussed in the section titled "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2018. Because of these and other uncertainties, the Company’s actual results, performance or achievements, or industry results, may be materially different from the results indicated by these forward-looking statements. In addition, the Company’s past results of operations do not necessarily indicate future results. You should not place undue reliance on any of the forward-looking statements, which speak only as of the dates on which they were made. The Company is not undertaking an obligation to update forward-looking statements, even though its situation may change in the future, except as required under federal securities law. The Company qualifies all of its forward-looking statements by these cautionary statements.

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NON-GAAP FINANCIAL MEASURES
This document contains certain non-GAAP financial measures in addition to results presented in accordance with accounting principles generally accepted in the United States of America ("GAAP"). These non-GAAP measures are intended to provide the reader with additional supplemental perspectives on operating results, performance trends, and financial condition. Non-GAAP financial measures are not a substitute for GAAP measures; they should be read and used in conjunction with the Company's GAAP financial information. A reconciliation of non-GAAP financial measures to GAAP measures is provided below. In all cases, it should be understood that non-GAAP measures do not depict amounts that accrue directly to the benefit of shareholders. An item which management excludes when computing non-GAAP core earnings can be of substantial importance to the Company's results for any particular quarter or year. The Company's non-GAAP core earnings information set forth is not necessarily comparable to non- GAAP information which may be presented by other companies. Each non-GAAP measure used by the Company in this report as supplemental financial data should be considered in conjunction with the Company's GAAP financial information.

The Company utilizes the non-GAAP measure of core earnings in evaluating operating trends, including components for core revenue and expense. These measures exclude amounts which the Company views as unrelated to its normalized operations, including gains/losses on securities, premises, equipment and other real estate owned, acquisition costs, restructuring costs, legal settlements, and systems conversion costs. Non-GAAP adjustments are presented net of an adjustment for income tax expense.

The Company also calculates core earnings per share based on its measure of core earnings. The Company views these amounts as important to understanding its operating trends, particularly due to the impact of accounting standards related to acquisition activity. Analysts also rely on these measures in estimating and evaluating the Company's performance. Management also believes that the computation of non-GAAP core earnings and core earnings per share may facilitate the comparison of the Company to other companies in the financial services industry. The Company also adjusts certain equity related measures to exclude intangible assets due to the importance of these measures to the investment community.

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CONTACTS

Josephine Iannelli; EVP, Chief Financial Officer & Treasurer; (207) 288-3314

TABLE INDEX	CONSOLIDATED FINANCIAL SCHEDULES (UNAUDITED)
A	Selected Financial Highlights
B	Footnotes to Selected Financial Highlights
C	Balance Sheets
D	Loan and Deposit Analysis
E	Statements of Income
F	Statements of Income (Five Quarter Trend)
G	Average Yields and Costs
H	Average Balances
I	Asset Quality Analysis
J	Reconciliation of Non-GAAP Financial Measures (Five Quarter Trend) and Supplementary Data

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BAR HARBOR BANKSHARES
SELECTED FINANCIAL HIGHLIGHTS - UNAUDITED

	At or for the Quarters Ended
	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018
PER SHARE DATA
Net earnings, diluted	$0.27	$0.32	$0.39	$0.47	$0.49
Core earnings, diluted (1) (2)	0.56	0.47	0.41	0.47	0.59
Total book value	25.48	25.37	25.13	24.54	23.87
Tangible book value (2)	17.30	18.49	18.23	17.63	16.94
Market price at period end	25.39	24.93	26.59	25.87	22.43
Dividends	0.22	0.22	0.22	0.20	0.20

PERFORMANCE RATIOS (3)
Return on assets	0.46%	0.55%	0.67%	0.83%	0.85%
Core return on assets (1) (2)	0.96	0.80	0.70	0.83	1.03
Return on equity	4.21	5.04	6.33	7.83	8.31
Core return on equity (1) (2)	8.81	7.36	6.57	7.83	10.01
Core return on tangible equity (1) (2)	12.66	10.31	9.30	11.19	14.46
Net interest margin, fully taxable equivalent (FTE) (2) (4)	2.95	2.75	2.65	2.77	2.78
Net interest margin (FTE), excluding purchased loan accretion (2) (4)	2.88	2.65	2.56	2.67	2.70
Efficiency ratio (2)	62.56	65.02	68.48	63.94	59.91

ORGANIC GROWTH (Year-to-date, annualized) (2) (6)
Total commercial loans	6.0%	10.5%	10.1%	(3.3%)	1.4%
Total loans	2.0	4.7	7.1	5.9	0.2
Total deposits	(1.8)	0.6	(0.1)	(2.8)	5.6

FINANCIAL DATA (In millions)
Total assets	$3,669	$3,612	$3,688	$3,629	$3,608
Total earning assets (5)	3,336	3,270	3,355	3,312	3,263
Total investments	684	703	784	782	761
Total loans	2,641	2,577	2,578	2,527	2,490
Allowance for loan losses	15	15	15	14	14
Total goodwill and intangible assets	127	107	107	107	108
Total deposits	2,696	2,494	2,481	2,466	2,483
Total shareholders' equity	396	394	391	381	371
Net income	4	5	6	7	8
Core earnings (1) (2)	9	7	6	7	9

ASSET QUALITY AND CONDITION RATIOS
Net charge-offs (current quarter annualized)/average loans	0.08%	0.02%	—%	0.03%	0.03%
Allowance for loan losses/total loans	0.58	0.60	0.57	0.55	0.56
Loans/deposits	98	103	104	102	100
Shareholders' equity to total assets	10.80	10.92	10.59	10.50	10.27
Tangible shareholders' equity to tangible assets	7.60	8.20	7.92	7.77	7.51

A

____________________________________
(1) Core measurements are non-GAAP financial measures that are adjusted to exclude net non-operating charges primarily related to acquisitions, restructurings, system conversions, loss on debt extinguishment and gain or loss on sale of securities and premises and equipment. Refer to the Reconciliation of Non-GAAP Financial Measures in table J for additional information.
(2) Non-GAAP financial measure.
(3) All performance ratios are based on average balance sheet amounts, where applicable.
(4) Fully taxable equivalent considers the impact of tax-advantaged investment securities and loans.
(5) Earning assets includes non-accruing loans and securities are valued at amortized cost.
(6) Assets acquired from eight branches purchased from People's United Bank, National Association as of October 25, 2019, were excluded from calculation.

B

BAR HARBOR BANKSHARES
CONSOLIDATED BALANCE SHEETS - UNAUDITED

(in thousands)	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018
Assets
Cash and due from banks	$37,261	$50,032	$42,657	$37,504	$35,208
Interest-bearing deposits with the Federal Reserve Bank	19,649	21,561	17,203	16,599	63,546
Total cash and cash equivalents	56,910	71,593	59,860	54,103	98,754
Securities available for sale, at fair value	663,230	675,675	748,560	747,235	725,837
Federal Home Loan Bank stock	20,679	27,469	35,220	35,107	35,659
Total securities	683,909	703,144	783,780	782,342	761,496
Commercial real estate	930,661	923,773	881,479	821,567	826,699
Commercial and industrial	423,291	402,706	416,725	409,937	404,870
Residential real estate	1,151,857	1,143,452	1,167,759	1,184,053	1,144,698
Consumer	135,283	107,375	112,275	111,402	113,960
Total loans	2,641,092	2,577,306	2,578,238	2,526,959	2,490,227
Less: Allowance for loan losses	(15,353)	(15,353)	(14,572)	(13,997)	(13,866)
Net loans	2,625,739	2,561,953	2,563,666	2,512,962	2,476,361

Premises and equipment, net	51,205	47,644	50,230	49,661	48,804
Other real estate owned	2,236	2,455	2,351	2,351	2,351
Goodwill	118,649	100,085	100,085	100,085	100,085
Other intangible assets	8,641	6,879	7,072	7,266	7,459
Cash surrender value of bank-owned life insurance	75,863	75,368	74,871	74,352	73,810
Deferred tax asset, net	3,865	4,988	5,649	7,632	9,514
Other assets	42,111	38,365	40,071	38,441	29,853
Total assets	$3,669,128	$3,612,474	$3,687,635	$3,629,195	$3,608,487

Liabilities and shareholders' equity
Demand and other non-interest bearing deposits	$414,534	$380,707	$354,125	$342,030	$370,889
NOW deposits	575,809	490,315	472,576	470,277	484,717
Savings deposits	388,683	360,570	352,657	346,813	358,888
Money market deposits	384,090	359,328	305,506	349,833	335,951
Time deposits	932,635	902,665	996,512	956,818	932,793
Total deposits	2,695,751	2,493,585	2,481,376	2,465,771	2,483,238

Senior borrowings	471,396	641,819	733,084	703,283	680,823
Subordinated borrowings	59,920	42,928	42,943	42,958	42,973
Total borrowings	531,316	684,747	776,027	746,241	723,796

Other liabilities	45,654	39,683	39,670	36,160	30,874
Total liabilities	3,272,721	3,218,015	3,297,073	3,248,172	3,237,908

Total common shareholders' equity	396,407	394,459	390,562	381,023	370,579
Total liabilities and shareholders' equity	$3,669,128	$3,612,474	$3,687,635	$3,629,195	$3,608,487

Net shares outstanding	15,558	15,549	15,544	15,524	15,523

C

BAR HARBOR BANKSHARES
CONSOLIDATED LOAN & DEPOSIT ANALYSIS - UNAUDITED

LOAN ANALYSIS
							Organic Annualized Growth %

(in thousands)	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Acquired(1)	Quarter End	Year to Date
Commercial real estate	$930,661	$923,773	$881,479	$821,567	$826,699	$25,054	(7.9)%	9.5%
Commercial and industrial	318,988	301,590	312,029	305,185	309,544	19,739	(3.1)	(3.3)
Total commercial loans	1,249,649	1,225,363	1,193,508	1,126,752	1,136,243	44,793	(6.7)	6.0
Residential real estate	1,151,857	1,143,452	1,167,759	1,184,053	1,144,698	23,716	(5.4)	(1.4)
Consumer	135,283	107,375	112,275	111,402	113,960	29,530	(6.0)	(7.2)
Tax exempt and other	104,303	101,116	104,696	104,752	95,326	2,753	1.7	6.5
Total loans	$2,641,092	$2,577,306	$2,578,238	$2,526,959	$2,490,227	$100,792	(5.7)%	2.0%
(1) Acquired loans from eight branches purchased from People's United Bank, National Association as of October 25, 2019.

DEPOSIT ANALYSIS
							Organic Annualized Growth %

(in thousands)	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Acquired(1)	Quarter End	Year to Date
Demand	$414,534	$380,707	$354,125	$342,030	$370,889	$51,933	(19.0)%	(2.2)%
NOW	575,809	490,315	472,576	470,277	484,717	85,980	(0.4)	1.1
Savings	388,683	360,570	352,657	346,813	358,888	25,841	2.5	1.1
Money market	384,090	359,328	305,506	349,833	335,951	26,399	(1.8)	6.5
Total non-maturity deposits	1,763,116	1,590,920	1,484,864	1,508,953	1,550,445	190,153	(4.5)	1.5
Total time deposits	932,635	902,665	996,512	956,818	932,793	68,240	(17.0)	(7.3)
Total deposits	$2,695,751	$2,493,585	$2,481,376	$2,465,771	$2,483,238	$258,393	(9.0)%	(1.8)%
(1) Acquired deposits from eight branches purchased from People's United Bank, National Association as of October 25, 2019.

D

BAR HARBOR BANKSHARES
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in thousands, except per share data)	2019	2018	2019	2018
Interest and dividend income
Loans	$28,361	$26,743	$111,042	$104,015
Securities and other	5,756	6,029	24,349	23,436
Total interest and dividend income	34,117	32,772	135,391	127,451
Interest expense
Deposits	6,698	5,653	27,034	19,521
Borrowings	3,315	4,855	18,547	17,047
Total interest expense	10,013	10,508	45,581	36,568
Net interest income	24,104	22,264	89,810	90,883
Provision for loan losses	538	572	2,317	2,780
Net interest income after provision for loan losses	23,566	21,692	87,493	88,103
Non-interest income
Trust and investment management fee income	3,227	2,949	12,063	11,985
Customer service fees	2,791	2,477	10,127	9,538
Gain (loss) on sales of securities, net	80	(924)	237	(924)
Bank-owned life insurance income	495	493	2,053	1,821
Customer derivative income	475	315	2,028	860
Other income	738	2,140	2,561	4,655
Total non-interest income	7,806	7,450	29,069	27,935
Non-interest expense
Salaries and employee benefits	11,432	9,269	45,000	40,964
Occupancy and equipment	4,113	3,022	14,214	12,386
(Loss) gain on sales of premises and equipment, net	(3)	—	18	—
Outside services	540	811	1,818	2,408
Professional services	370	458	2,191	1,474
Communication	114	103	821	804
Marketing	453	536	1,872	1,743
Amortization of intangible assets	240	207	861	828
Loss on debt extinguishment	1,096	—	1,096	—
Acquisition, conversion and other expenses	4,998	1,109	8,317	1,728
Other expenses	3,450	4,581	13,525	13,204
Total non-interest expense	26,803	20,096	89,733	75,539
Income before income taxes	4,569	9,046	26,829	40,499
Income tax expense	362	1,426	4,209	7,562
Net income	$4,207	$7,620	$22,620	$32,937

Earnings per share:
Basic	$0.27	$0.49	$1.46	$2.13
Diluted	0.27	0.49	1.45	2.12

Weighted average shares outstanding:
Basic	15,554	15,516	15,541	15,488
Diluted	15,602	15,574	15,587	15,564

E

BAR HARBOR BANKSHARES
CONSOLIDATED STATEMENTS OF INCOME (5 Quarter Trend) - UNAUDITED

(in thousands, except per share data)	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018
Interest and dividend income
Loans	$28,361	$28,157	$27,660	$26,864	$26,743
Securities and other	5,756	6,105	6,125	6,363	6,029
Total interest and dividend income	34,117	34,262	33,785	33,227	32,772
Interest expense
Deposits	6,698	7,143	6,886	6,307	5,653
Borrowings	3,315	4,674	5,403	5,155	4,855
Total interest expense	10,013	11,817	12,289	11,462	10,508
Net interest income	24,104	22,445	21,496	21,765	22,264
Provision for loan losses	538	893	562	324	572
Net interest income after provision for loan losses	23,566	21,552	20,934	21,441	21,692
Non-interest income
Trust and investment management fee income	3,227	3,013	3,066	2,757	2,949
Customer service fees	2,791	2,553	2,618	2,165	2,477
Gain (loss) on sales of securities, net	80	157	—	—	(924)
Bank-owned life insurance income	495	497	519	542	493
Customer derivative income	475	828	696	29	315
Other income	738	595	554	674	2,140
Total non-interest income	7,806	7,643	7,453	6,167	7,450
Non-interest expense
Salaries and employee benefits	11,432	11,364	11,685	10,519	9,269
Occupancy and equipment	4,113	3,415	3,300	3,386	3,022
(Loss) gain on sales of premises and equipment, net	(3)	—	21	—	—
Outside services	540	424	443	411	811
Professional services	370	707	570	544	458
Communication	114	189	283	235	103
Marketing	453	613	511	295	536
Amortization of intangible assets	240	207	207	207	207
Loss on debt extinguishment	1,096	—	—	—	—
Acquisition, conversion and other expenses	4,998	3,039	280	—	1,109
Other expenses	3,450	3,442	3,606	3,027	4,581
Total non-interest expense	26,803	23,400	20,906	18,624	20,096
Income before income taxes	4,569	5,795	7,481	8,984	9,046
Income tax expense	362	780	1,364	1,703	1,426
Net income	$4,207	$5,015	$6,117	$7,281	$7,620

Earnings per share:
Basic	$0.27	$0.32	$0.39	$0.47	$0.49
Diluted	0.27	0.32	0.39	0.47	0.49

Weighted average shares outstanding:
Basic	15,554	15,547	15,538	15,523	15,516
Diluted	15,602	15,581	15,586	15,587	15,574

F

BAR HARBOR BANKSHARES
AVERAGE YIELDS AND COSTS (Fully Taxable Equivalent - Annualized) - UNAUDITED

	Quarters Ended
	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018
Earning assets
Commercial real estate	4.69%	4.74%	4.74%	4.78%	4.71%
Commercial and industrial	4.58	4.78	4.75	4.79	4.61
Residential	3.89	3.88	3.93	3.94	3.83
Consumer	4.84	5.13	5.21	5.25	5.07
Total loans	4.33	4.38	4.39	4.42	4.31
Securities and other	3.49	3.44	3.29	3.47	3.28
Total earning assets	4.15%	4.17%	4.13%	4.19%	4.07%

Funding liabilities
NOW	0.44%	0.51%	0.49%	0.51%	0.50%
Savings	0.20	0.21	0.21	0.19	0.18
Money market	1.17	1.37	1.44	1.38	0.93
Time deposits	2.06	2.16	2.11	2.00	1.85
Total interest-bearing deposits	1.19	1.33	1.32	1.25	1.12
Borrowings	2.30	2.62	2.74	2.74	2.53
Total interest-bearing liabilities	1.42%	1.65%	1.71%	1.66%	1.50%

Net interest spread	2.74	2.52	2.42	2.53	2.57
Net interest margin	2.95	2.75	2.65	2.77	2.78

G

BAR HARBOR BANKSHARES
AVERAGE BALANCES - UNAUDITED

	Quarters Ended
(in thousands)	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018
Assets
Commercial real estate	$928,445	$900,568	$846,921	$825,596	$836,813
Commercial and industrial	412,595	410,453	416,000	405,107	393,396
Residential real estate	1,156,215	1,154,552	1,176,583	1,143,862	1,137,493
Consumer	127,425	109,562	111,641	113,060	114,960
Total loans (1)	2,624,680	2,575,135	2,551,145	2,487,625	2,482,662
Securities and other (2)	683,939	732,925	779,072	777,458	762,901
Total earning assets	3,308,619	3,308,060	3,330,217	3,265,083	3,245,563
Cash and due from banks	67,642	62,999	52,728	50,298	68,904
Allowance for loan losses	(15,657)	(14,965)	(14,459)	(14,119)	(13,922)
Goodwill and other intangible assets	114,537	107,058	107,252	107,446	107,657
Other assets	179,512	178,804	170,340	152,332	138,074
Total assets	$3,654,653	$3,641,956	$3,646,078	$3,561,040	$3,546,276

Liabilities and shareholders' equity
NOW	$551,335	$487,506	$459,572	$468,392	$475,449
Savings	378,997	359,242	352,733	346,707	346,905
Money market	379,361	338,013	338,095	335,882	272,612
Time deposits	918,528	947,949	935,616	894,160	914,674
Total interest bearing deposits	2,228,221	2,132,710	2,086,016	2,045,141	2,009,640
Borrowings	571,936	708,222	789,953	761,885	761,781
Total interest-bearing liabilities	2,800,157	2,840,932	2,875,969	2,807,026	2,771,421
Non-interest-bearing demand deposits	418,324	368,100	349,322	351,362	384,636
Other liabilities	40,136	37,975	33,107	25,520	26,569
Total liabilities	3,258,617	3,247,007	3,258,398	3,183,908	3,182,626

Total shareholders' equity	396,036	394,949	387,680	377,132	363,650

Total liabilities and shareholders' equity	$3,654,653	$3,641,956	$3,646,078	$3,561,040	$3,546,276
_____________________________________

(1)	Total loans include non-accruing loans.

(2)	Average balances for securities available-for-sale are based on amortized cost.

H

BAR HARBOR BANKSHARES
ASSET QUALITY ANALYSIS - UNAUDITED

	At or for the Quarters Ended
(in thousands)	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018
NON-PERFORMING ASSETS
Non-accruing loans:
Commercial real estate	$3,489	$8,519	$7,048	$7,516	$8,156
Commercial installment	1,836	2,077	2,081	2,192	2,331
Residential real estate	5,335	5,340	5,965	6,326	7,210
Consumer installment	890	743	861	565	538
Total non-accruing loans	11,550	16,679	15,955	16,599	18,235
Other real estate owned	2,236	2,455	2,351	2,351	2,351
Total non-performing assets	$13,786	$19,134	$18,306	$18,950	$20,586

Total non-accruing loans/total loans	0.44%	0.65%	0.62%	0.66%	0.73%
Total non-performing assets/total assets	0.38	0.53	0.50	0.52	0.57

PROVISION AND ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period	$15,353	$14,572	$13,997	$13,866	$13,487
Charged-off loans	(603)	(215)	(104)	(231)	(631)
Recoveries on charged-off loans	65	103	117	38	438
Net loans charged-off	(538)	(112)	13	(193)	(193)
Provision for loan losses	538	893	562	324	572
Balance at end of period	$15,353	$15,353	$14,572	$13,997	$13,866

Allowance for loan losses/total loans	0.58%	0.60%	0.57%	0.55%	0.56%
Allowance for loan losses/non-accruing loans	133	92	91	84	76

NET LOAN CHARGE-OFFS
Commercial real estate	$(92)	$1	$114	$(41)	$(25)
Commercial installment	(331)	62	(12)	(15)	53
Residential real estate	(16)	(124)	(65)	(86)	(31)
Consumer installment	(99)	(51)	(24)	(51)	(190)
Total, net	$(538)	$(112)	$13	$(193)	$(193)

Net charge-offs (QTD annualized)/average loans	0.08%	0.02%	0.03%	0.03%	0.03%
Net charge-offs (YTD annualized)/average loans	0.03	0.02	0.01	0.03	0.05

DELINQUENT AND NON-ACCRUING LOANS/TOTAL LOANS
30-89 Days delinquent	0.74%	0.18%	0.29%	0.21%	0.38%
90+ Days delinquent and still accruing	0.01	0.03	—	—	0.01
Total accruing delinquent loans	0.75	0.21	0.29	0.21	0.39
Non-accruing loans	0.44	0.65	0.62	0.66	0.73
Total delinquent and non-accruing loans	1.19%	0.86%	0.91%	0.87%	1.12%

I

BAR HARBOR BANKSHARES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTARY DATA - UNAUDITED
		At or for the Quarters Ended
(in thousands)		Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018
Net income		$4,207	$5,015	$6,117	$7,281	$7,620
Plus (less):
(Gain) loss on sale of securities, net		(80)	(157)	—	—	924
(Gain) loss on sale of premises and equipment, net		(3)	—	21	—	—
Loss on other real estate owned		20	146	—	—	5
Loss on debt extinguishment		1,096	—	—	—	—
Acquisition, restructuring and other expenses		4,998	3,039	280	—	1,109
Income tax expense (1)		(1,440)	(720)	(72)	—	(485)
Total core earnings (2)	(A)	$8,798	$7,323	$6,346	$7,281	$9,173

Net interest income	(B)	$24,104	$22,445	$21,496	$21,765	$22,264
Plus: Non-interest income		7,806	7,643	7,453	6,167	7,450
Total Revenue		31,910	30,088	28,949	27,932	29,714
Adj: (Gain) loss on sale of securities, net		(80)	(157)	—	—	924
Total core revenue (2)	(C)	$31,830	$29,931	$28,949	$27,932	$30,638

Total non-interest expense		26,803	23,400	20,906	18,624	20,096
Less: Gain (loss) on sale of premises and equipment, net		3	—	(21)	—	—
Less: Loss on other real estate owned		(20)	(146)	—	—	(5)
Less: Loss on debt extinguishment		(1,096)	—	—	—	—
Less: Acquisition, conversion and other expenses		(4,998)	(3,039)	(280)	—	(1,109)
Core non-interest expense (2)	(D)	$20,692	$20,215	$20,605	$18,624	$18,982

(in millions)
Total average earning assets	(E)	$3,309	$3,308	$3,330	$3,265	$3,246
Total average assets	(F)	3,655	3,642	3,646	3,561	3,546
Total average shareholders' equity	(G)	396	395	388	377	364
Total average tangible shareholders' equity (2) (3)	(H)	281	288	280	270	256
Total tangible shareholders' equity, period-end (2) (3)	(I)	269	287	283	274	263
Total tangible assets, period-end (2) (3)	(J)	3,542	3,506	3,580	3,522	3,501

(in thousands)
Total common shares outstanding, period-end	(K)	15,558	15,549	15,544	15,524	15,523
Average diluted shares outstanding	(L)	15,602	15,581	15,586	15,587	15,574

Core earnings per share, diluted (2)	(A/L)	$0.56	$0.47	$0.41	$0.47	$0.59
Tangible book value per share, period-end (2)	(I/K)	17.30	18.49	18.23	17.63	16.94
Securities adjustment, net of tax (1) (4)	(M)	5,549	8,002	5,550	(1,842)	(8,663)
Tangible book value per share, excluding securities adjustment (2)	(I+M)/K	16.94	17.98	17.88	17.75	17.50
Total tangible shareholders' equity/total tangible assets (2)	(I/J)	7.60	8.20	7.92	7.77	7.51

J

BAR HARBOR BANKSHARES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTARY DATA - UNAUDITED
		At or for the Quarters Ended
(in thousands)		Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018
Performance ratios (5)
GAAP return on assets		0.46%	0.55%	0.67%	0.83%	0.85%
Core return on assets (2)	(A/F)	0.96	0.80	0.70	0.83	1.03
GAAP return on equity		4.21	5.04	6.33	7.83	8.31
Core return on equity (2)	(A/G)	8.81	7.36	6.57	7.83	10.01
Core return on tangible equity (2) (6)	(A+Q)/H	12.66	10.31	9.30	11.19	14.46
Efficiency ratio (2) (7)	(D-O-Q)/(C+N)	62.56	65.02	68.48	63.94	59.91
Net interest margin	(B+P)/E	2.95	2.75	2.65	2.77	2.78

Supplementary data (in thousands)
Taxable equivalent adjustment for efficiency ratio	(N)	$674	$658	$676	$684	$633
Franchise taxes included in non-interest expense	(O)	119	119	111	120	39
Tax equivalent adjustment for net interest margin	(P)	516	503	514	515	488
Intangible amortization	(Q)	240	207	207	207	207
______________________________________

(1)	Assumes a marginal tax rate of 23.78% in the first three quarters of 2019 and 23.87% in the fourth quarter 2019. A marginal tax rate of 23.78% was used in the fourth quarter of 2018.

(2)	Non-GAAP financial measure.

(3)
Tangible shareholders' equity is computed by taking total shareholders' equity less the intangible assets at period-end. Tangible assets is computed by taking total assets less the intangible assets at period-end.

(4)	Securities adjustment, net of tax represents the total unrealized loss on available-for-sale securities recorded on the Company's consolidated balance sheets within total common shareholders' equity.

(5)	All performance ratios are based on average balance sheet amounts, where applicable.

(6)
Adjusted return on tangible equity is computed by dividing the total core income adjusted for the tax-effected amortization of intangible assets, assuming a marginal rate of 23.78% in the first three quarters of 2019 and 23.87% in the fourth quarter 2019 and 23.78% in the fourth quarter of 2018, by tangible equity.

(7)	Efficiency ratio is computed by dividing adjusted non-interest expense by the sum of net interest income on a fully taxable equivalent basis and adjusted non-interest income.

K